NEWS RELEASE Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir@globalscape.com

GlobalSCAPE to Present at America's Growth Capital

East Coast Emerging Growth Conference

SAN ANTONIO, Texas-September 12, 2011- GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced that Chief Executive Officer Jim Morris will present at America's Growth Capital East Coast Emerging Growth Conference in Boston on Monday, September 19, 2011.

Event: America's Growth Capital East Coast Emerging Growth Conference

Date: Monday, September 19, 2011

Time: 11:00 a.m. Eastern Time

Location: Westin Copley Place - Boston

A webcast of the presentation will be available in the investor relations section of the Company's website at www.globalscape.com.

About GlobalSCAPE

San Antonio, TX-based GlobalSCAPE, Inc. (NYSE Amex: GSB) is a leading provider of software and services that enable its customers to exchange information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® software, GlobalSCAPE has been helping businesses and consumers-including 15,000 companies in more than 150 countries-facilitate cost-effective secure information exchange. GlobalSCAPE and its managed file transfer solutions have been recognized by Gartner Group, ComputerWorld, Network Products Guide, and Deloitte's Technology Fast 500. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "possibly," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties, and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.